Form 8-K

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                Date of Report(Date of earliest event reported):
                                October 27, 1999


                            WESTMORELAND COAL COMPANY
                            -------------------------
             (Exact name of registrant as specified in its charter)


          DELAWARE                       0-752                    23-1128670
          --------                       -----                    ----------
(State or other jurisdiction       (Commission File           (I.R.S. Employer
    of incorporation or                  Number              Identification No.)
       organization)


2 North Cascade Avenue, 14th Floor, Colorado Springs, Colorado       80903
--------------------------------------------------------------       -----
(Address of principal executive offices)                          (Zip Code)

Registrant's telephone number,
   including area code:                            719-442-2600
                                                   ------------

Item 5.     Other Events

         The Company announced the results of its tender offer to purchase up to 631,000 of its outstanding depositary shares, each representing one quarter of a share of Series A Convertible Exchangeable Preferred Stock, at $19.00 per depositary share. The tender offer expired at 5 p.m. October 26, 1999. 412,536 depositary shares were tendered in response to the offer and Westmoreland has accepted for payment (and thereby purchased) all shares tendered. The Company now has 834,833 depositary shares outstanding.

Item 7. Financial Statements and Exhibits

            (c) Exhibits

            Exhibit 99.13 -- Press release dated October 27, 1999.


                                 SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                         WESTMORELAND COAL COMPANY



Date: October 28, 1999              /s/ Robert J. Jaeger
                                    --------------------------
                                    By: Robert J. Jaeger
                                    Senior Vice President-Finance
                                    and Treasurer

<PAGE 1>
Exhibit 99.13

                             -----------------------
                             Westmoreland Announces
                             Results of Tender Offer
                             -----------------------


Colorado Springs,  CO - October 27, 1999 - Westmoreland Coal Company (AMEX: WLB,
WLBp) today announced the results of its tender offer to purchase up to 631,000 of its outstanding depositary shares, each representing one quarter of a share of Series A Convertible Exchangeable Preferred Stock, at $19.00 per depositary share. The tender offer expired at 5 p.m. October 26, 1999. 412,536 depositary shares were tendered in response to the offer and Westmoreland has accepted for payment (and thereby purchased) all shares tendered. The Company now has 834,833 depositary shares outstanding.

The Company has also paid First Chicago Trust Company of New York, the depositary for the tender offer (the "Depositary"), $7,838,184.00 in full payment for the shares purchased in the offer. Holders of depositary shares tendered and accepted will receive payment as soon as practicable from the Depositary.

Christopher K. Seglem, Westmoreland's Chairman, President and CEO said, "The tender offer conducted earlier this year was oversubscribed. This second offer was intended to satisfy that unfulfilled interest on the part of some of our preferred shareholders. Through this second offering we gave them the opportunity to tender those shares under the same terms."

"We are very pleased with the combined responses to these tender offers. As a result of the two tender offers, the number of outstanding depositary shares has been reduced from 2.3 million to approximately 835,000, and the amount of accumulated but unpaid preferred dividends has been reduced to $8.87 million. Our ongoing preferred dividend is also reduced to approximately $1.8 million versus $4.9 million at the outset. This lightens the Company's preferred dividend burden as we move forward in our effort to invest in new projects which will return the Company to sustainable profitability and growth and should significantly benefit all of our shareholders. As we have indicated for some time, it is highly likely that the Company's cash will now be reinvested for the foreseeable future in new projects rather than distributed in the form of dividends," continued Seglem.

                                      # # #

           For further information contact Diane Jones (719) 442-2600